Exhibit 10.4
EXECUTION COPY

SPREAD ACCOUNT AGREEMENT

among

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-B-M,
as Issuer,

MBIA INSURANCE CORPORATION,
as Insurer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, as Trust Collateral Agent and as Collateral Agent

Dated as of May 25, 2005

 ii

SPREAD ACCOUNT AGREEMENT

     This SPREAD ACCOUNT AGREEMENT, dated as of May 25, 2005 (this “Agreement”), is among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-B-M, as issuer (the “Issuer”), MBIA INSURANCE CORPORATION, as insurer (the “Insurer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), as trust collateral agent (in such capacity the “Trust Collateral Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

     WHEREAS, the Issuer was formed pursuant to the Trust Agreement dated as of May 11, 2005 as amended and restated as of May 25, 2005 (as amended from time to time, the “Trust Agreement”), between AFS SenSub Corp., as seller, (the “Seller”) and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).

     WHEREAS, pursuant to a Sale and Servicing Agreement, dated as of May 25, 2005, (the “Sale and Servicing Agreement”) among the Issuer, the Seller, the Servicer, the Trust Collateral Agent and the Backup Servicer, the Seller sold to the Issuer all of its right, title and interest in and to the Receivables and Other Conveyed Property.

     WHEREAS, pursuant to the Indenture, dated as of May 25, 2005, (the “Indenture”), among the Issuer, the Trustee and the Trust Collateral Agent, the Issuer pledged all of its right, title and interest in and to the Collateral to the Trust Collateral Agent on behalf of the Issuer Secured Parties.

     WHEREAS, the Issuer requested that the Insurer issue the Note Policy to the Trustee to guarantee payment of the Insured Payments on each Distribution Date, in respect of the Notes.

     WHEREAS, in consideration of the issuance of the Note Policy, the Issuer and the Servicer have agreed that the Insurer shall have certain rights as Controlling Party to the extent set forth in the Basic Documents, with respect to the Collateral.

     In consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.01. Definitions. Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

     “Accelerated Payment Amount Shortfall” has the meaning set forth in Section 1.1 of the Sale and Servicing Agreement.

     “AmeriCredit” means AmeriCredit Financial Services, Inc.

     “Cash Collateral Deposit” has the meaning set forth in Section 3.06(a).

     “Cash Collateralized Receivable” means a Delinquent Receivable for which a deposit has been made to the Spread Account by the Servicer pursuant to Section 3.06(a).

     “Collateral Agent” means, initially Wells Fargo Bank, National Association, in its capacity as collateral agent on behalf of the Issuer Secured Parties, including its successors in interest, until a successor Person shall have become the Collateral Agent pursuant to Section 4.05 and thereafter “Collateral Agent” shall mean such successor Person.

     “Collateral Agent Fee” means as designated in the fee letter between Collateral Agent and AmeriCredit.

     “Controlling Party” means the Person designated as the Controlling Party at such time pursuant to Section 6.01.

     “Cumulative Net Loss” means the positive difference between (i) the sum of (A) the aggregate Principal Balance of all Liquidated Receivables plus (B) aggregate Cram Down Losses minus (ii) Liquidation Proceeds received with respect to the Receivables described in clause (i).

     “Cumulative Net Loss Ratio” means the ratio, expressed as a percentage, computed by dividing: (a) the sum (without duplication) of (i) Cumulative Net Losses and (ii) the product of (x) 0.50 and (y) the aggregate Principal Balance of all Receivables which are more than ninety (90) days past due as of the end of the related Collection Period; by (b) the Original Pool Balance.

     “Default” means, (i) if the Insurer is then the Controlling Party, any Insurance Agreement Event of Default and (ii) if the Trustee is then the Controlling Party, any Event of Default under Section 5.1 of the Indenture.

     “Defaulted Receivable” means a Receivable (i) with respect to which (A) 10% or more of a Scheduled Payment is more than ninety (90) days past due, (B) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired), or (C) such Receivable is in default and the Servicer has charged-off such Receivable in accordance with the credit and collection policy attached as Schedule C to the Sale and Servicing Agreement or otherwise has determined in good faith that payments thereunder are not likely to be resumed, or (ii) which is a Sold Receivable.

     “Delinquency Ratio” means, the ratio (expressed as a percentage) computed by dividing: (a) the aggregate Principal Balance of all Receivables which were Delinquent Receivables as of the close of business on the last day of the related Collection Period minus the aggregate Principal Balance of all Cash Collateralized Receivables by (b) the sum of the aggregate Principal Balance of all Receivables as of the close of business on the first day of the related Collection Period.

     “Delinquent Receivable” means a Receivable with respect to which 10% or more of a scheduled payment is more than sixty (60) days past due (excluding (i) Receivables which the

Servicer has repossessed the related Financed Vehicle and (ii) Receivables which have become Liquidated Receivables).

     “Final Termination Date” means the date that is the later of (i) the Insurer Termination Date and (ii) the Trustee Termination Date.

     “Gross Default Ratio” means, the ratio expressed as a percentage, the numerator of which is the aggregate Principal Balance of all Defaulted Receivables since the Closing Date and the denominator of which is the Original Pool Balance.

     “Insured Payments” has the meaning set forth in the Note Policy.

     “Insurer Termination Date” means the date which is the latest of (i) the date of the expiration of the Note Policy and the cancellation and return thereof to the Insurer, (ii) the date on which the Insurer shall have received payment and performance in full of all Insurer Issuer Secured Obligations and (iii) the latest date on which any payment referred to above could be avoided as a preference or otherwise under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, as specified in an Opinion of Counsel delivered to the Collateral Agent, the Insurer and the Trustee.

     “Issuer” means AmeriCredit Automobile Receivables Trust 2005-B-M.

     “Letter Agreement” means the AmeriCredit 2005-B-M Letter Agreement, dated June 2, 2005, between the Insurer and AmeriCredit and acknowledged by the Issuer, the Seller, the Trustee, the Trust Collateral Agent, and the Collateral Agent, as the same may be revised from time to time.

     “Level 1 Cumulative Net Loss Test” means, for any Distribution Date specified below, the Cumulative Net Loss Ratio for the related Collection Period is greater than the percentage set forth opposite such Distribution Date:

Distribution Date occurring in:	Percentage
July 2005 through September 2005	2.13%
October 2005 through December 2005	3.44%
January 2006 through March 2006	4.80%
April 2006 through June 2006	6.17%
July 2006 through September 2006	8.00%
October 2006 through December 2006	9.25%
January 2007 through March 2007	11.00%
April 2007 through June 2007	12.00%
July 2007 through September 2007	12.75%

Distribution Date occurring in:	Percentage
October 2007 through December 2007	13.75%
January 2008 through March 2008	14.75%
April 2008 through June 2008	15.25%
July 2008 and thereafter	15.75%

     “Level 1 Delinquency Test” means, for any Distribution Date, the arithmetic average of the monthly Delinquency Ratios for the three immediately preceding Collection Periods is greater than the percentage set forth opposite such Distribution Date:

Distribution Date occurring in:	Percentage
July 2005 through October 2005	4.00%
November 2005 through April 2006	4.25%
May 2006 through June 2006	4.00%
July 2006 through October 2006	5.00%
November 2006 through April 2007	5.25%
May 2007 through June 2007	5.00%
July 2007 through October 2007	5.50%
November 2007 through December 2007	5.75%
January 2008 through April 2008	6.25%
May 2008 through June 2008	6.00%
July 2008 through October 2008	6.75%
November 2008 through April 2009	7.00%
May 2009 through October 2009	6.75%
November 2009 and thereafter	7.00%

     “Level 1 Gross Default Test” means, for any Distribution Date specified below, the Gross Default Ratio for the related Collection Period is greater than the percentage set forth opposite such Distribution Date:

Distribution Date occurring in:	Percentage
July 2005 through September 2005	3.53%
October 2005 through December 2005	5.82%
January 2006 through March 2006	8.24%
April 2006 through June 2006	10.00%

Distribution Date occurring in:	Percentage
July 2006 through September 2006	12.00%
October 2006 through December 2006	14.50%
January 2007 through March 2007	17.00%
April 2007 through June 2007	18.50%
July 2007 through September 2007	20.50%
October 2007 through December 2007	22.00%
January 2008 through March 2008	23.75%
April 2008 through June 2008	25.00%
July 2008 through September 2008	26.25%
October 2008 through December 2008	27.00%
January 2009 and thereafter	27.75%

     “Level 1 Trigger Event” means any violation of the Level 1 Cumulative Net Loss Test, the Level 1 Delinquency Test (unless amounts are deposited to the Spread Account with respect to the Cash Collateral Deposit pursuant to Section 3.06) or the Level 1 Gross Default Test.

     “Level 2 Cumulative Net Loss Test” has the meaning assigned to such term in the Letter Agreement.

     “Level 2 Delinquency Test” has the meaning assigned to such term in the Letter Agreement.

     “Level 2 Gross Default Test” has the meaning assigned to such term in the Letter Agreement.

     “Level 2 Trigger Event” means the occurrence of any of the following (A) a Servicer Termination Event, (B) violation of the Level 2 Cumulative Net Loss Test, (C) violation of the Level 2 Delinquency Test (D) violation of the Level 2 Gross Default Test or (E) an Insurance Agreement Event of Default.

     “Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable including (1) proceeds from the disposition of the underlying financed vehicles; (2) any related insurance proceeds; (3) other monies received from the obligor that are allocable to principal and interest due under the automobile loan, and (4) with respect to a Sold Receivable, the related Sale Amount.

     “Non-Controlling Party” means, at any time, the Issuer Secured Party that is not the Controlling Party at such time.

     “Original Pool Balance” means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Subsequent Cutoff Dates.

     “Outstanding Pool Balance” means the Pool Balance as of the end of the related Collection Period.

     “Overcollateralization Amount” means 15.0%; provided, however, if each of the Step-Down Conditions are satisfied on any of the Distribution Dates set forth in the following table, the Overcollateralization Amount for such Distribution Date shall equal the amount in the following table, and shall apply until all Step-Down Conditions are met on a subsequent Distribution Date set forth in the following table:

Distribution Date occurring in:	Overcollateralization Amount
June 2007	14.0%
December 2007	13.0%
June 2008 and thereafter	12.0%

     “Related Series” means a securitization transaction (a) relating to assets sold by AmeriCredit to the Seller or another seller, (b) pursuant to which notes or certificates were issued by an issuer and certain distributions on such notes or certificates were insured by the Insurer and (c) with respect to which the Collateral Agent has received notice in substantially the form attached hereto as Exhibit A.

     “Related Series Accelerated Payment Amount Shortfall” means, with respect to each Related Series, after the twelfth distribution date for such Related Series, the shortfall in the amount available in the Related Series Spread Account to pay the “Accelerated Payment Amount Shortfall” as defined in the Related Series Spread Account Agreement.

     “Related Series Collateral Agent” means, with respect to each Related Series, the “Collateral Agent” as defined in the Related Series Spread Account Agreement.

     “Related Series Insurance Agreement” means, with respect to each Related Series, the “Insurance Agreement” as defined in the Related Series Spread Account Agreement.

     “Related Series Insurer Payment Amounts” means, with respect to each Related Series, any amounts due and payable to the Insurer under the Related Series Insurance Agreement.

     “Related Series Requisite Amount Shortfall” means, with respect to each Related Series, after the twelfth distribution date for such Related Series, the excess, if any, of (a) the “Requisite Amount” as defined in the Related Series Spread Account Agreement (without giving effect to any increase in such amount due to any “Level I Trigger Event” or “Level II Trigger Event” as such terms are defined in the Related Series Spread Account Agreement) over (b) the amount on deposit in the Related Series Spread Account (after giving effect to any withdrawals therefrom or deposits therein, except for (i) deposits therein from the Spread Account or any other Related Series Spread Account or (ii) any other amounts deposited therein that, under the terms of the Related Series Spread Account Agreement, are excluded for purposes of determining whether the amount therein equals the “Requisite Amount” as defined in Related Series Spread Account Agreement).

     “Related Series SSA” means, with respect to each Related Series, the “Sale and Servicing Agreement” as defined in the Related Series Spread Account Agreement.

     “Related Series Spread Account” means, with respect to each Related Series, the “Spread Account” as defined in the Related Series Spread Account Agreement.

     “Related Series Spread Account Agreement” means, with respect to each Related Series, the spread account agreement among the Insurer, the collateral agent for such Related Series and any other parties that may be a party thereto, together with any amendments or supplements thereto.

     “Related Series Spread Account Claim Amount” means, with respect to each Related Series, the shortfall in the amount available in the Related Series Spread Account to pay the “Spread Account Claim Amount” as defined in the Related Series Spread Account Agreement.

     “Requisite Amount” will equal the Spread Account Initial Deposit on the Closing Date, and thereafter, on each Distribution Date, the Requisite Amount shall be equal to 2.0% of the Original Pool Balance, provided, however, that (i) on each Distribution Date upon which a Level 1 Trigger Event has occurred and is continuing, and upon each Distribution Date thereafter (unless no Level 1 Trigger Event has occurred for three consecutive months) the Requisite Amount shall be equal to the greater of (x) 6.0% of the Outstanding Pool Balance or (y) 4.0% of the Original Pool Balance; and (ii) on each Distribution Date upon which a Level 2 Trigger Event has occurred and upon each Distribution Date thereafter, the Requisite Amount shall be equal to 100% of the Outstanding Pool Balance.

     “Security Interests” means the security interests and Liens in the Spread Account Agreement Collateral granted pursuant to Section 2.01.

     “Seller” means AFS SenSub Corp.

     “Spread Account” means the account designated as such, established and maintained pursuant to Article Three.

     “Spread Account Agreement Collateral” has the meaning set forth in Section 2.01.

     “Spread Account Claim Amount” has the meaning set forth in Section 1.1 of the Sale and Servicing Agreement.

     “Step-Down Conditions” has the meaning assigned to such term in the Letter Agreement.

     “Trigger Event” means a Level 1 Trigger Event or a Level 2 Trigger Event.

     “Trustee Termination Date” means the date which is the latest of the date on which (i) the Trustee shall have received, as Trustee for the holders of the Notes, payment and performance in full of all Trustee Issuer Secured Obligations and (ii) all payments in respect of the Notes shall have been made and the Indenture shall have been satisfied and discharged pursuant to the terms of Article IV of the Indenture.

     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code in effect in the relevant jurisdiction, as the same may be amended from time to time.

     Section 1.02. Other Definitional Provisions.

     (a) Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Sale and Servicing Agreement or the Indenture, as the case may be.

     (b) The terms “hereof,” “herein” or “hereunder,” unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms “Article,” “Section,” “Appendix,” “Exhibit” or “Annex” shall refer to an Article or Section of, or Appendix, Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term.

ARTICLE II

THE SPREAD ACCOUNT AGREEMENT COLLATERAL

     Section 2.01. Grant of Security Interest by the Issuer. In order to secure the performance of Issuer Secured Obligations, to the extent provided herein, the Issuer hereby pledges, assigns, grants, transfers and conveys to the Collateral Agent, on behalf of and for the benefit of the Issuer Secured Parties, a lien on and security interest in (which lien and security interest is intended to be prior to all other Liens), all of its right, title and interest in and to the following (all being collectively referred to herein as the “Spread Account Agreement Collateral” and constituting Spread Account Agreement Collateral hereunder):

     (a) the Spread Account established pursuant to Section 3.01, and each other account owned by the Issuer and maintained by the Collateral Agent (including, without limitation, the Spread Account Initial Deposit related thereto and all additional monies, checks, securities, investments and other documents from time to time held in or evidencing any such accounts);

     (b) all of the Issuer’s right, title and interest in and to investments made with proceeds of the property described in clause (a) above, or made with amounts on deposit in the Spread Account; and

     (c) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing whether now owned or hereafter acquired.

     Section 2.02. Priority. The Issuer intends the security interests in favor of the Issuer Secured Parties to be prior to all other Liens in respect of the Spread Account Agreement Collateral, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Spread Account Agreement Collateral including, without limitation, the filing of a UCC-1 financing statement relating to the Spread Account Agreement

Collateral. Subject to the provisions hereof specifying the rights and powers of the Collateral Agent at the direction of the Controlling Party from time to time to control certain specified matters relating to the Spread Account Agreement Collateral, each Issuer Secured Party shall have all of the rights, remedies and recourse with respect to the Spread Account Agreement Collateral afforded a Secured Party under the Uniform Commercial Code, and all other applicable law in addition to, and not in limitation of, the other rights, remedies and recourse granted to such Issuer Secured Parties by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Spread Account Agreement Collateral.

     Section 2.03. Issuer Remains Liable. The Security Interests are granted as security only and shall not (i) transfer or in any way affect or modify, or relieve either the Issuer from, any obligation to perform or satisfy, any term, covenant, condition or agreement to be performed or satisfied by the Issuer under or in connection with this Agreement, the Insurance Agreement or any other Basic Documents to which it is a party or (ii) impose any obligation on any of the Issuer Secured Parties or the Collateral Agent to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Issuer Secured Parties or the Collateral Agent for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith, except, in each case, to the extent provided herein and in the other Basic Documents.

     Section 2.04. Delivery and Maintenance of Spread Account Agreement Collateral.

     (a) The Collateral Agent agrees to maintain the Spread Account Agreement Collateral received by it (or evidence thereof, in the case of book-entry securities in the name of the Collateral Agent) and all records and documents relating thereto at the office of the Collateral Agent specified in Section 8.06 or such other address as may be approved by the Controlling Party. The Collateral Agent shall keep all Spread Account Agreement Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Eligible Investments and Spread Account included in the Spread Account Agreement Collateral in such a manner as shall enable the Collateral Agent and the Issuer Secured Parties to verify the accuracy of such record-keeping. The Collateral Agent’s books and records shall at all times show that the Spread Account Agreement Collateral is held by the Collateral Agent as agent of the Issuer Secured Parties and is not the property of the Collateral Agent. The Collateral Agent will promptly report to each Issuer Secured Party and the Issuer any failure on its part to hold the Spread Account Agreement Collateral as provided in this Section 2.04(a) and will promptly take appropriate action to remedy any such failure.

     (b) The Collateral Agent shall permit each of the Issuer Secured Parties, or their respective duly authorized representatives, attorneys, auditors or designees, to inspect the Spread Account Agreement Collateral in the possession of or otherwise under the control of the Collateral Agent pursuant hereto at such reasonable times during normal business hours as any such Issuer Secured Party may reasonably request upon not less than one Business Day’s prior written notice. The costs and expenses associated with any such inspection will be paid by the party making such inspection.

     (c) All Spread Account Agreement Collateral shall be transferred to the Collateral Agent on behalf of the Issuer Secured Party in a manner consistent with the definition of “Delivery” set forth in the Sale and Servicing Agreement.

     (d) Notwithstanding anything to the contrary herein, the Collateral Agent: (i) is and will be acting on behalf of the Issuer Secured Parties as a securities intermediary under Article Eight of the UCC and acknowledges that it holds the Spread Account Agreement Collateral for the benefit of the Issuer Secured Parties for purposes of Section 9-313 of the UCC (ii) shall establish and maintain the Spread Account for the benefit of the Issuer Secured Parties as a holder of a security interest in the Spread Account Agreement Collateral and the Spread Account; (iii) shall treat all of the assets in the Spread Account (other than cash) as financial assets under Article Eight of the UCC; (iv) shall not hold, or exercise control (within the meaning of Article Eight or Nine of the UCC) over, the Spread Account Agreement Collateral and/or the Spread Account for the benefit of any person or entity other than the Issuer Secured Parties; (v) has received notice of the Issuer Secured Parties’ interest in the assets contained and/or to be contained in the Spread Account; and (vi) shall take instructions only from the Issuer Secured Party constituting the Controlling Party hereunder (without any consent of and notwithstanding any alternate direction of the Issuer) with respect to the Spread Account and/or the Spread Account Agreement Collateral, including, without limitation, all instructions with respect to the acquisition, transfer and disposition of assets in the Spread Account and the proceeds thereof. In accordance with the choice of law governing this Agreement set forth in Section 8.14 herein, for purposes of Article Eight of the UCC the jurisdiction of the Collateral Agent is deemed to be New York.

     Section 2.05. Termination and Release of Rights.

     (a) On the Insurer Termination Date, the rights, remedies, powers, duties, authority and obligations conferred upon the Insurer pursuant to this Agreement in respect of the Spread Account Agreement Collateral shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Insurer with respect to such Spread Account Agreement Collateral shall be automatically released; provided that any indemnity provided to or by the Insurer herein shall survive such Insurer Termination Date. If the Insurer is acting as Controlling Party on the related Insurer Termination Date, the Insurer agrees, at the expense of the Issuer, to execute and deliver such instruments as the successor Controlling Party may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Insurer and any Person claiming by, through or under the Insurer.

     (b) On the Trustee Termination Date, the rights, remedies, powers, duties, authority and obligations, if any, conferred upon the Trustee pursuant to this Agreement in respect of the Spread Account Agreement Collateral shall terminate and be of no further force and effect and all such rights, remedies, powers, duties, authority and obligations of the Trustee with respect to such Spread Account Agreement Collateral shall be automatically released; provided that any indemnity provided to the Trustee herein shall survive such Trustee Termination Date. If the Trustee is acting as Controlling Party on the related Trustee Termination Date, the Trustee agrees, at the expense of the Issuer, to execute and deliver such instruments as the Issuer may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Trustee.

     (c) On the Final Termination Date, the rights, remedies, powers, duties, authority and obligations conferred upon the Collateral Agent and each Issuer Secured Party pursuant to this Agreement shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Collateral Agent and each Issuer Secured Party with respect to the Spread Account Agreement Collateral shall be automatically released. On the Final Termination Date, the Collateral Agent agrees, and each Issuer Secured Party agrees, at the expense of the Issuer, to execute such instruments of release, in recordable form if necessary, in favor of the Issuer as the Issuer may reasonably request, to deliver any Spread Account Agreement Collateral in its possession to the Issuer, and to otherwise release the lien of this Agreement and release and deliver to the Issuer the Spread Account Agreement Collateral.

     Section 2.06. Non-Recourse Obligations of Issuer. Notwithstanding anything herein or in the other Basic Documents to the contrary, the parties hereto agree that the obligations of the Issuer hereunder shall be recourse only to the extent of amounts released to the Issuer pursuant to Section 3.03(b)(ii) and retained by the Issuer in accordance with the next sentence. The Issuer agrees that it shall not declare or make any payment to the Seller or AmeriCredit except in accordance with the Basic Documents. Nothing contained herein shall be deemed to limit the rights of the Noteholders under any other Basic Document.

ARTICLE III

SPREAD ACCOUNT

     Section 3.01. Establishment of Spread Account; Initial Deposit into Spread Account; Maintenance of Spread Account.

     (a) On or prior to the Closing Date, the Collateral Agent shall establish, at its office or at another depository institution or trust company an Eligible Deposit Account, designated, “Spread Account—Wells Fargo Bank, National Association, as Collateral Agent for MBIA Insurance Corporation and Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent Re: AmeriCredit Automobile Receivables Trust 2005-B-M, Class A Asset-Backed Notes Series 2005-B-M” (the “Spread Account”). The Spread Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of AmeriCredit, the Seller, the Servicer or the Issuer. The Spread Account shall be maintained at the same depository institution (which depository institution may be changed from time to time in accordance with this Agreement). If the Spread Account ceases to be an Eligible Deposit Account, the Collateral Agent shall notify the Controlling Party of such fact and shall establish within five Business Days of such determination, in accordance with Section 3.04(a), a successor Spread Account thereto, which shall be an Eligible Deposit Account, at another depository institution acceptable to the Controlling Party.

     (b) No withdrawals may be made of funds in the Spread Account except as provided in Section 3.03. Except as specifically provided in this Agreement, funds in the Spread Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Spread Account and all investments made with such moneys shall be held by the Collateral Agent as part of the Spread Account Agreement Collateral.

     (c) On the Closing Date, Issuer shall provide or cause to be provided to the Collateral Agent for deposit into the Spread Account an amount equal to the Spread Account Initial Deposit.

     (d) On each Distribution Date, after giving effect to all payments to be made on the related Distribution Date, the Collateral Agent shall cause to be maintained in the Spread Account an amount equal to the Requisite Amount in accordance with Article V of the Sale and Servicing Agreement. Any amounts deposited with respect to the Cash Collateral Deposit shall not be included for the purposes of determining whether the amount maintained in the Spread Account equals the Requisite Amount

     Section 3.02. Investments.

     (a) Funds which may at any time be held in the Spread Account shall be invested and reinvested by the Collateral Agent, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Issuer (unless a Default shall have occurred and be continuing, in which case at the written direction of the Controlling Party if it so elects) or its designee received by the Collateral Agent by 1:00 p.m. New York City time, on the Business Day prior to the date on which such investment shall be made, in one or more Eligible Investments in the manner specified in Section 3.02(b) and (c). If no written direction with respect to any portion of such Spread Account is received by the Collateral Agent, the Spread Account Agreement Collateral Agent shall invest such funds overnight in money market mutual funds described in paragraph (d) of the definition of the term “Eligible Investments,” provided that the Collateral Agent shall not be liable for any loss or absence of income resulting from such investments.

     (b) Each investment made pursuant to this Section on any date shall mature not later than the Business Day immediately preceding the Distribution Date next succeeding the day such investment is made or payable on demand, provided that any investment of funds in the Spread Account maintained with the Collateral Agent in any investment as to which the Collateral Agent is the obligor, if otherwise qualified as an Eligible Investment may mature on the Distribution Date next succeeding the date of such investment.

     (c) Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with Section 2.04 and the requirements of the definition of “Eligible Investments.”

     (d) If amounts on deposit in the Spread Account are at any time invested in an Eligible Investment payable on demand, the Collateral Agent shall (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment is permitted to mature under the provisions hereof and (ii) demand payment of all amounts due thereunder promptly upon receipt of written notice from the Controlling Party to the effect that such investment does not constitute an Eligible Investment.

     (e) All moneys on deposit in the Spread Account, together with any deposits or securities in which such moneys may be invested or reinvested, and any gains from such investments, shall constitute Spread Account Agreement Collateral hereunder subject to the Security Interests of the Issuer Secured Parties.

     (f) Subject to Section 4.03, the Collateral Agent shall not be liable by reason of any insufficiency in amounts on deposit in the Spread Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Collateral Agent’s failure to make payments on Eligible Investments as to which the Collateral Agent, in its commercial capacity, is obligated. All income or loss on investments of funds in the Spread Account shall be reported by AmeriCredit as taxable income or loss.

     Section 3.03. Payments; Priority of Payments.

     (a) On or before the second Business Day prior to each Distribution Date, the Collateral Agent will make the following calculations on the basis of information (including, without limitation, the amount of any Spread Account Claim Amount and the amount of any Accelerated Payment Amount Shortfall) received pursuant to Article IV of the Sale and Servicing Agreement from the Servicer; provided, however, that if the Collateral Agent receives written notice from the Insurer, the Trustee, the Issuer or the Servicer of the occurrence of an Insurance Agreement Event of Default, such notice shall be determinative for the purposes of determining the Requisite Amount:

     (i) determine the amounts to be on deposit in the Spread Account on such Distribution Date which will be available to satisfy any Spread Account Claim Amount (prior to any deposit in accordance with Section 3.07);

     (ii) determine (A) the amounts, if any, to be paid from the Spread Account with respect to the Spread Account Claim Amount and (B) whether, following payment from the Spread Account to the Trust Collateral Agent for deposit into the Collection Account, a Spread Account Claim Amount will continue to exist;

     (iii) if a Spread Account Claim Amount will continue to exist following the payment from the Spread Account contemplated by clause (ii) above, determine the amount to be claimed from each Related Series Spread Account in accordance with Section 3.07;

     (iv) determine the amounts to be on deposit in the Spread Account on that Distribution Date which will be available to satisfy any Accelerated Payment Amount Shortfall (prior to any deposit in accordance with Section 3.07);

     (v) determine (A) the amounts, if any, to be paid from the Spread Account with respect to the Accelerated Payment Amount Shortfall and (B) whether, following payment from the Spread Account to the Trust Collateral Agent for deposit into the Collection Account, an Accelerated Payment Amount Shortfall will continue to exist;

     (vi) if an Accelerated Payment Amount Shortfall will continue to exist following the payment from the Spread Account contemplated by clause (v) above, determine the amount to be claimed from each Related Series Spread Account in accordance with Section 3.07;

     (vii) determine the excess, if any, of (A) the Requisite Amount over (b) the amounts to be on deposit in the Spread Account on such Distribution Date (after giving effect to any withdrawals pursuant to subsection (b) but prior to any deposit in accordance with Section 3.07), and if such excess exists, determine the amount to be claimed from each Related Series Spread Account in accordance with Section 3.07; and

     (viii) determine the amounts to be on deposit in the Spread Account on such Distribution Date which will be available to satisfy any Related Series Spread Account Claim Amount, any Related Series Accelerated Payment Amount Shortfall, any Related Series Requisite Amount Shortfall and any Related Series Insurer Payment Amounts.

     On such Distribution Date (and after giving effect to any deposits into the Spread Account in accordance with Section 3.07), the Collateral Agent shall deliver a certificate to the Trust Collateral Agent and the Insurer with respect to any Deficiency Notice and any Accelerated Payment Shortfall Notice, stating the amount, if any, to be distributed to the Trust Collateral Agent on that Distribution Date in respect of such Accelerated Payment Shortfall Amount and in respect of such Spread Account Claim Amount.

     (b) On each Distribution Date, the Collateral Agent shall make the following payments from the Spread Account (to the extent of funds available in the Spread Account, including, without limitation, amounts deposited therein pursuant to Section 3.07) in the following order of priority:

     (i) if the Trust Collateral Agent has delivered a Deficiency Notice and if there exists a Spread Account Claim Amount, to the Trust Collateral Agent for deposit in the Collection Account the amount of such Spread Account Claim Amount; and

     (ii) any funds in the Spread Account (excluding net of any amounts deposited with respect to the Cash Collateral Deposit) in excess of the Requisite Amount, after making the withdrawals therefrom required by clause (i) of this

Section 3.03(b) (to the extent of funds available in excess of the Requisite Amount) and any funds remaining in the Spread Account as of the Distribution Date immediately following the Final Termination Date will be applied by the Collateral Agent in the following order of priority:

     (A) if the Trust Collateral Agent has delivered an Accelerated Payment Shortfall Notice and if there exists an Accelerated Payment Amount Shortfall, to the Trust Collateral Agent for deposit in the Note Distribution Account the amount of such Accelerated Payment Amount Shortfall;

     (B) to the payment of any expenses payable pursuant to Section 4.5 of the Sale and Servicing Agreement to the extent not paid by the Servicer;

     (C) to the Trust Collateral Agent for payment to any replacement servicer any accrued and unpaid replacement servicer fees, transition costs or additional compensation to the extent not paid by AmeriCredit or pursuant to the Sale and Servicing Agreement;

     (D) to the Trust Collateral Agent for payment to the Insurer, any amounts due and owing to the Insurer that were not paid under clause (x) of Section 5.7 of the Sale and Servicing Agreement;

     (E) to each Related Series Collateral Agent for deposit in the applicable Related Series Spread Account, the amount necessary to pay in full any Related Series Spread Account Claim Amount for such Related Series;

     (F) to each Related Series Collateral Agent for deposit in the applicable Related Series Spread Account, the amount necessary to pay in full any Related Series Requisite Amount Shortfall for such Related Series;

     (G) to each Related Series Collateral Agent for deposit in the applicable Related Series Spread Account, the amount necessary to pay in full the Related Series Accelerated Payment Amount Shortfall for such Related Series;

     (H) if the Collateral Agent has received notice from the Insurer of Related Series Insurer Payment Amounts, to the Insurer for the payment of the Related Series Insurer Payment Amounts set forth on such notice;

     (I) to the Backup Servicer, any indemnification amounts payable by the Servicer to the Backup Servicer to the extent not paid by the Servicer;

     (J) to the holder(s) of the Certificates, any remaining funds in the Spread Account in excess of the Requisite Amount.

     Section 3.04. General Provisions Regarding Spread Account.

     (a) Promptly upon the establishment (initially or upon any relocation) of the Spread Account hereunder, the Collateral Agent shall advise the Issuer and each Issuer Secured Party in writing of the name and address of the depository institution or trust company where the Spread Account has been established (if not at Wells Fargo Bank, National Association or any successor Collateral Agent in its commercial banking capacity), the name of the officer of the depository institution who is responsible for overseeing the Spread Account, the account number and the individuals whose names appear on the signature cards for the Spread Account. The Issuer shall cause each such depository institution or trust company to execute a written agreement, in form and substance reasonably satisfactory to the Controlling Party, waiving, and the Collateral Agent by its execution of this Agreement hereby waives (except to the extent expressly provided herein), in each case to the extent permitted under applicable law, (i) any banker’s or other statutory or similar Lien, and (ii) any right of set-off or other similar right under applicable law with respect to the Spread Account and agreeing, and the Collateral Agent by its execution of this Agreement hereby agrees to notify the Issuer and each Issuer Secured Party of any charge or claim against or with respect to such Spread Account. The Collateral Agent shall give the Issuer and each Issuer Secured Party at least ten Business Days’ prior written notice of any change in the location of the Spread Account or in any related account information. Anything herein to the contrary notwithstanding, unless otherwise consented to by the Controlling Party in writing, the Collateral Agent shall have no right to change the location of the Spread Account

     (b) Upon the written request of the Controlling Party or the Issuer, the Collateral Agent shall cause, at the expense of the Issuer, the depository institution at which the Spread Account is located to forward to the requesting party copies of all monthly account statements for the Spread Account.

     (c) No passbook, certificate of deposit or other similar instrument evidencing the Spread Account shall be issued, and all contracts, receipts and other papers, if any, governing or evidencing the Spread Account shall be held by the Collateral Agent.

     Section 3.05. Reports by the Collateral Agent. The Collateral Agent shall report to the Issuer, the Insurer, the Trustee (unless the Trustee is the same party as the Collateral Agent), the Trust Collateral Agent and the Servicer, on a monthly basis no later than each Distribution Date, the amount on deposit in the Spread Account and the identity of the investments included therein as of the last day of the related Collection Period, and shall provide accountings of deposits into and withdrawals from the Spread Account, and of the investments made therein, upon the request of the Issuer, the Insurer or the Servicer.

     Section 3.06. Cash Collateralized Receivables.

     (a) On any date after the Outstanding Pool Balance has declined to 33% of the Original Pool Balance, if (i) the Delinquency Ratio violates the Level 1 Delinquency Test, (ii) the amount on deposit in the Spread Account equals or exceeds the Requisite Amount and (iii) the Pro Forma Note Balance equaled the Required Pro Forma Note Balance on the immediately preceding Distribution Date, then the Servicer shall have the option of making a deposit into the Spread Account to prevent the occurrence of a Level 1 Trigger. If the Servicer elects to exercise such option, then on each Distribution Date the Servicer shall deposit into the Spread Account the amount necessary to maintain the Cash Collateral Deposit until such time as the Delinquency Ratio (without taking into account any reduction for Cash Collateralized Receivables) is at a level that does not violate the Level 1 Delinquency Test or Level 2 Delinquency Test. As of any date of determination, the “Cash Collateral Deposit” shall equal to the greater of (x) the aggregate Principal Balance of 100% of the Receivables that are ninety (90) or more days past due or (y) the aggregate Principal Balance of the minimum amount of Delinquent Receivables necessary to reduce the Delinquency Ratio to a level that does not violate the Level 1 Delinquency Test.

     (b) On each Distribution Date, upon which (i) the Delinquency Ratio (without taking into account any reduction for Cash Collateralized Receivables) is at a level that does not violate the Level 1 Delinquency Test or Level 2 Delinquency Test, (ii) no Trigger Event is in effect and (iii) the amount on deposit in the Spread Account (net of the Cash Collateral Deposit) is equal to or exceeds the Requisite Amount, then the Collateral Agent shall distribute the Cash Collateral Deposit in accordance with the priorities set forth in Section 3.03(b)(ii).

     Section 3.07. Cross-collateralization Provisions.

     (a) Subject to the priorities in Section 3.03(b), the Collateral Agent shall make distributions to the Related Series Collateral Agents in accordance with information received by the Collateral Agent from such Related Series Collateral Agents, and the Collateral Agent shall be entitled to rely on a written certification from a Related Series Collateral Agent of the amounts of any Related Series Spread Account Claim Amounts, Related Series Accelerated Payment Amount Shortfalls and Related Series Requisite Amount Shortfalls for the applicable Related Series for such Distribution Date. If the Spread Account and one or more Related Series Spread Accounts (collectively, the “Funding Spread Accounts”) have funds available to pay any Related Series Spread Account Claim Amount, Related Series Accelerated Payment Amount Shortfall, Related Series Requisite Amount Shortfall or Related Series Insurer Payment Amounts, amounts to be transferred to the Related Series Spread Account containing the shortfall shall be allocated among the Funding Spread Accounts pro rata based upon the funds available in the Funding Spread Accounts for such transfers.

     (b) On or prior to the first Business Day prior to each Distribution Date, the Collateral Agent shall make the determinations contained in subsections (iii), (vi) and (vii) of Section 3.03(a) and provide sufficient information to each Related Series Collateral Agent in order to effectuate the transfer of any amounts available in the Related Series Spread Accounts to the Spread Account. If two or more Related Series

Spread Accounts have funds available for transfer to the Spread Account pursuant to the Related Series Spread Account Agreements, amounts to be transferred to the Spread Account shall be allocated among such Related Series Spread Accounts pro rata based upon the funds available in such Related Series Spread Accounts for such transfers. Amounts received by the Collateral Agent from any Related Series Spread Account shall be deposited in the Spread Account and distributed in accordance with Section 3.03(b) or retained in the Spread Account, as applicable.

ARTICLE IV

THE COLLATERAL AGENT

     Section 4.01. Appointment and Powers. Subject to the terms and conditions hereof, each of the Issuer Secured Parties hereby appoints Wells Fargo Bank, National Association as the Collateral Agent with respect to the Spread Account Agreement Collateral, and Wells Fargo Bank, National Association hereby accepts such appointment and agrees to act as Collateral Agent with respect to the Spread Account Agreement Collateral, for the Issuer Secured Parties, to maintain custody and possession of such Spread Account Agreement Collateral (except as otherwise provided hereunder) and to perform the other duties of the Collateral Agent in accordance with the provisions of this Agreement. Each Issuer Secured Party hereby authorizes the Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent shall act (and shall be completely protected in so acting) upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Agreement promptly following receipt of such written instructions; provided that the Collateral Agent shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Agreement, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Collateral Agent has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Collateral Agent of its express duties hereunder, except where this Agreement provides that the Collateral Agent is permitted to act only following and in accordance with such instructions.

     Section 4.02. Performance of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Basic Documents to which the Collateral Agent is a party or as directed by the Controlling Party in accordance with this Agreement. The Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction and with indemnification satisfactory to it from the Controlling Party.

     Section 4.03. Limitation on Liability. Neither the Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Agreement or any of the Spread Account Agreement Collateral (or any part thereof). Notwithstanding any term or provision of this Agreement, the Collateral Agent shall incur no liability to the Issuer or the Issuer Secured Parties for any action taken or omitted by the Collateral Agent in connection with the Spread Account Agreement Collateral, except for the negligence or willful misconduct on the part of the Collateral Agent, and, further, shall incur no liability to the Issuer Secured Parties except for negligence or willful misconduct in carrying out its duties to the Issuer Secured Parties. Subject to Section 4.04, the Collateral Agent shall be completely protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents. The Collateral Agent may consult with counsel selected by it with due care, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Agreement or to follow any direction from the Controlling Party unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it.

     Section 4.04. Reliance upon Documents. In the absence of bad faith or negligence on its part, the Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

     Section 4.05. Successor Collateral Agent.

     (a) Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole, or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder and is acceptable to the Insurer) be and become a successor Collateral Agent hereunder and be vested with all of the title to and interest in the Spread Account Agreement Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Issuer Secured Parties in the Spread Account Agreement Collateral.

     (b) The Collateral Agent and any successor Collateral Agent may resign only (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Collateral Agent as evidenced by an Opinion of Counsel delivered to the Insurer, and the Controlling Party does not elect to waive the Collateral Agent’s obligation to perform those duties which render it legally unable to act or elect to delegate those duties to another Person, or (ii) with the prior written consent of the Controlling Party. The Collateral Agent shall give not less than 60 days’ prior written notice of any such permitted resignation by registered or certified mail to the other Issuer Secured Party and the Issuer; provided, that such resignation shall take effect only upon the date which is the latest of (A) the effective date of the appointment of a successor Collateral Agent acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing) and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (B) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article Two, and (C) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 5.05. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above no successor Collateral Agent or temporary successor Collateral Agent has been appointed Collateral Agent or becomes the Collateral Agent pursuant to Section 4.05(d), the resigning Collateral Agent may petition a court of competent jurisdiction in New York, New York for the appointment of a successor acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing). Notwithstanding anything herein to the contrary, if the Trustee, the Trust Collateral Agent and Collateral Agent are the same party and the Trustee or the Trust Collateral Agent resigns under the Indenture, the Collateral Agent may resign in accordance with the procedures for resignation of the Trustee and the Trust Collateral Agent under the Indenture.

     (c) The Collateral Agent may be removed by the Controlling Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent, the other Issuer Secured Party and the Issuer. A temporary successor may be removed at any time to allow a successor Collateral Agent to be appointed pursuant to Section 4.05(d). Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing) and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Spread Account Agreement Collateral to such successor to be held in accordance with the procedures specified in Article Two and (iii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 5.05.

     (d) The Controlling Party shall have the sole right to appoint each successor Collateral Agent. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to each Issuer Secured Party and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Spread Account Agreement Collateral to the successor Collateral Agent to be held in accordance with the procedures specified in Article Two, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Issuer Secured Party or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Issuer or a Issuer Secured Party is reasonably required by a successor Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Issuer. The designation of any successor Collateral Agent and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Spread Account Agreement Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Spread Account Agreement Collateral to the successor Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

     Section 4.06. Indemnification. The Servicer shall indemnify the Collateral Agent, its directors, officers, employees and agents for, and hold the Collateral Agent, its directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with the Collateral Agent’s acting as Collateral Agent hereunder, except such loss, liability or expense as shall result from the negligence, bad faith or willful misconduct of the Collateral Agent. The obligation of the Servicer under this Section 4.06 shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent or the Servicer.

     Section 4.07. Compensation and Reimbursement. The Servicer agrees for the benefit of the Issuer Secured Parties to pay to the Collateral Agent, the Collateral Agent Fee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a collateral trustee) and to reimburse the Collateral Agent for any reasonable and out of pocket expenses (including reasonable legal fees and expenses but excluding any expenses resulting from the gross negligence, bad faith, or willful misconduct of the Collateral Agent) incurred in connection with the duties contemplated herein.

     Section 4.08. Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to the Issuer and to each Issuer Secured Party as follows:

     (a) Due Organization. The Collateral Agent is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

     (b) Corporate Power. The Collateral Agent has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Collateral Agent hereunder.

     (c) Due Authorization. The execution and delivery by the Collateral Agent of this Agreement and the other Basic Documents to which it is a party, and the performance by the Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Collateral Agent, or the performance by the Collateral Agent, of this Agreement and such other Basic Documents.

     (d) Valid and Binding Agreement. The Collateral Agent has duly executed and delivered this Agreement and each other Basic Document to which it is a party, and each of this Agreement and each such other Basic Document constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 4.09. Waiver of Setoffs. The Collateral Agent hereby expressly waives any and all rights of set off that the Collateral Agent may otherwise at any time have under applicable law with respect to the Spread Account and agrees that amounts in the Spread Account shall at all times be held and applied solely in accordance with the provisions hereof.

     Section 4.10. Control by the Controlling Party. The Collateral Agent shall comply with notices and instructions given by the Issuer only if accompanied by the written consent of the Controlling Party, except that if any Default shall have occurred and be continuing, the Collateral Agent shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Issuer.

ARTICLE V

COVENANTS OF THE ISSUER

     Section 5.01. Preservation of Spread Account Agreement Collateral. Subject to the rights, powers and authorities granted to the Collateral Agent and the Controlling Party in this Agreement, the Issuer shall take such action as is necessary and proper with respect to the Spread Account Agreement Collateral in order to preserve and maintain such Spread Account Agreement Collateral and to cause (subject to the rights of the Issuer Secured Parties) the Collateral Agent to perform its obligations with respect to such Spread Account Agreement Collateral as provided herein including, without limitation, filing UCC-1s on the Spread Account and investments therein. The Issuer will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or required by the Controlling Party, to perfect the Security Interests granted hereunder in the Spread Account Agreement Collateral, to ensure that such

Security Interests rank prior to all other Liens and to preserve the priority of such Security Interests and the validity and enforceability thereof.

     Section 5.02. Notices. In the event that the Issuer acquires knowledge of the occurrence and continuance of any Insurance Agreement Event of Default or Event of Default under the Indenture or of any event of default or like event, howsoever described or called, under any of the Basic Documents, the Issuer shall immediately give notice thereof to the Collateral Agent and each Issuer Secured Party.

     Section 5.03. Waiver of Stay or Extension Laws; Marshalling of Assets. The Issuer covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any absolute sale of the Spread Account Agreement Collateral or any part thereof, or the possession thereof by any purchaser at any sale under Article Seven; and the Issuer, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. The Issuer, for itself and all who may claim under it, waives, to the fullest extent permitted by applicable law, all right to have the Spread Account Agreement Collateral marshaled upon any foreclosure or other disposition thereof.

     Section 5.04. Noninterference, etc. The Issuer shall not (i) waive or alter any of its rights under the Spread Account Agreement Collateral (or any agreement or instrument relating thereto) without the prior written consent of the Controlling Party, (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Spread Account Agreement Collateral, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Issuer’s right, title or interest in and to the Spread Account Agreement Collateral or the Collateral Agent’s lien on, and security interest in, the Spread Account Agreement Collateral for the benefit of the Issuer Secured Parties or (iii) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Basic Documents.

     Section 5.05. Issuer Changes

     (a) Change in Name, Structure, etc. The Issuer shall not change its name, identity or corporate structure unless it shall have given each Issuer Secured Party and the Collateral Agent at least 30 days’ prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto and filings of financing statements or amendments thereto.

     (b) Relocation of the Issuer. The Issuer shall not change its principal executive office or jurisdiction of organization unless it gives each Issuer Secured Party and the Collateral Agent at least 30 days’ prior written notice of any relocation of its principal executive office. If the Issuer relocates its principal executive office, jurisdiction of organization or principal place of business from Delaware, the Issuer shall give prior notice thereof to the Controlling Party and the Collateral Agent and shall effect whatever appropriate recordations and filings are necessary and shall provide an Opinion of Counsel to the Controlling Party and the Collateral Agent, to the effect that, upon the recording of any necessary assignments or amendments to previously-recorded assignments and filing of any necessary amendments to the previously filed financing or continuation statements or upon the filing of one or more specified new financing statements, and the taking of such other actions as may be specified in such opinion, the security interests in the Spread Account Agreement Collateral shall remain, after such relocation, valid and perfected.

ARTICLE VI

CONTROLLING PARTY; INTERCREDITOR PROVISIONS

     Section 6.01. Appointment of Controlling Party. From and after the Closing Date until the Insurer Termination Date, the Insurer shall be the Controlling Party and shall be entitled to exercise all the rights given the Controlling Party hereunder. From and after the Insurer Termination Date until the Trustee Termination Date, the Trustee shall be the Controlling Party. Notwithstanding the foregoing, in the event that an Insurer Default shall have occurred and be continuing, the Trustee shall be the Controlling Party until the applicable Trustee Termination Date. If prior to an Insurer Termination Date the Trustee shall have become the Controlling Party as a result of the occurrence of an Insurer Default and either such Insurer Default is cured or for any other reason ceases to exist or the Trustee Termination Date occurs, then upon such cure or other cessation or on such Trustee Termination Date, as the case may be, the Insurer shall, upon notice thereof being duly given to the Collateral Agent, again be the Controlling Party.

     Section 6.02. Controlling Party’s Authority.

     (a) The Issuer hereby irrevocably appoints the Collateral Agent, and any successor to the Collateral Agent appointed pursuant to Section 4.05, its true and lawful attorney, with full power of substitution, in the name of the Issuer, the Issuer Secured Parties or otherwise, but (subject to Section 2.06) at the expense of the Issuer, to the extent permitted by law to exercise, at any time and from time to time while any Insurance Agreement Event of Default has occurred but at all such times at the direction of the Controlling Party, any or all of the following powers with respect to all or any of the Spread Account Agreement Collateral: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (iii) to sell, transfer, assign or otherwise deal with the same or the proceeds thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustments with respect thereto.

     (b) With respect to the Notes and the related Spread Account Agreement Collateral, each Issuer Secured Party hereby irrevocably and unconditionally constitutes and appoints the Collateral Agent, and any successor to such Collateral Agent appointed pursuant to Section 4.05 from time to time, as the true and lawful attorney-in-fact of the Issuer Secured Parties, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Collateral Agent as well as in the name, place and stead of such Issuer Secured Party such acts, things and deeds for and on behalf of and in the name of the Issuer Secured Parties under this Agreement which the Issuer Secured Parties could or might do or which may be necessary, desirable or convenient in the Collateral Agent’s sole discretion with the prior written consent of the Controlling Party or at the direction of the Controlling Party to effect the purposes contemplated hereunder and, without limitation, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration of the Spread Account Agreement Collateral, and the enforcement of the rights of the Issuer Secured Parties hereunder, on behalf of and for the benefit of the Issuer Secured Parties, as their interests may appear.

     Section 6.03. Rights of Issuer Secured Parties. With respect to the Notes and the related Spread Account Agreement Collateral, the Non-Controlling Party at any time expressly agrees that it shall not assert any rights that it may otherwise have, as an Issuer Secured Party with respect to the Spread Account Agreement Collateral, to direct the maintenance, sale or other disposition of the Spread Account Agreement Collateral or any portion thereof, notwithstanding the occurrence and continuance of any Default or any non-performance by the Issuer of any obligation owed to such Issuer Secured Party hereunder or under any other Basic Document, and each party hereto agrees that the Collateral Agent, at the direction of the Controlling Party shall be the only Person entitled to assert and exercise such rights.

     Section 6.04. Degree of Care.

          (a) Controlling Party. Notwithstanding any term or provision of this Agreement, the Collateral Agent shall incur no liability to the Issuer for any action taken or omitted by the Collateral Agent in connection with the Spread Account Agreement Collateral, except for any negligence, bad faith or willful misconduct on the part of the Collateral Agent and, further, shall incur no liability to the Non-Controlling Party except for the negligence, bad faith or willful misconduct of the Collateral Agent in carrying out its duties, if any, to the Non-Controlling Party. The Collateral Agent shall be completely protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent manifest error or actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall, at all times, be free independently to establish to its reasonable satisfaction the existence or nonexistence, as the case may be, of any fact the existence or nonexistence of which shall be a condition to the exercise or enforcement of any right or remedy under this Agreement or any of the Basic Documents.

          (b) The Non-Controlling Party. The Non-Controlling Party shall not be liable to the Issuer for any action or failure to act by the Controlling Party or the Collateral Agent in exercising, or failing to exercise, any rights or remedies hereunder.

ARTICLE VII

REMEDIES UPON DEFAULT

     Section 7.01. Remedies upon a Default. If a Default has occurred, the Collateral Agent shall, at the written direction of the Controlling Party, take whatever action at law or in equity as may appear necessary or desirable in the judgment of the Controlling Party to collect and satisfy all Issuer Secured Obligations, including, but not limited to, foreclosure upon the Spread Account Agreement Collateral and all other rights available to secured parties under applicable law or to enforce performance and observance of any obligation, agreement or covenant under any of the Basic Documents.

     Section 7.02. Waiver of Default. The Controlling Party shall have the sole right, to be exercised in its complete discretion, to waive any Default by a writing setting forth the terms, conditions and extent of such waiver signed by the Controlling Party and delivered to the Collateral Agent, the other Issuer Secured Party and the Issuer. Any such waiver shall be binding upon the Non-Controlling Party and the Collateral Agent. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 7.03. Restoration of Rights and Remedies. If the Collateral Agent has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent, then and in every such case the Issuer, the Collateral Agent and each of the Issuer Secured Parties shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Issuer Secured Parties shall continue as though no such proceeding had been instituted.

     Section 7.04. No Remedy Exclusive. No right or remedy herein conferred upon or reserved to the Collateral Agent, the Controlling Party or either of the Issuer Secured Parties is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Controlling Party, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

ARTICLE VIII

MISCELLANEOUS

     Section 8.01. Further Assurances. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein.

     Section 8.02. Waiver. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and stop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

     Section 8.03. Amendments; Waivers. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and the Rating Agency Condition shall have been satisfied; provided, however, that, notwithstanding the foregoing, for so long as the Insurer shall be the Controlling Party, any amendments, modifications, waivers or supplements hereto, or to the Spread Account Agreement Collateral or Spread Account or to any requirement hereunder to deposit or retain any amounts in such Spread Account or to distribute any amounts therein as provided in Section 3.03 shall be effective if made or consented to in writing by the Insurer, the Issuer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) but shall in no circumstances require the consent of the Trustee or the Noteholders.

     Section 8.04. Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent, or any of the Issuer Secured Parties, hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or any of the Issuer Secured Parties to pursue any other remedy available to it or them (subject, however, to the provisions of this Agreement limiting such remedies).

     Section 8.05. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the Final Scheduled Distribution Date of the Class A-4 Notes and payment of all amounts due to the Insurer under the Insurance Agreement, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Issuer or the Seller under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, Trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or all or any part of its respective property or assets or ordering the winding up or liquidation of the affairs of the Issuer or the Seller. The parties agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

     Section 8.06. Notices. All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a)	If to the Issuer:

AmeriCredit Automobile Receivables Trust 2005-B-M
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration

(b)	If to the Insurer:

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management – Structured Finance
(AmeriCredit Automobile Receivables Trust 2005-B-M)

(in each case in which notice or other communication to the Insurer refers to a Default or a claim on the Policy or in which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then with a copy to the attention of the General Counsel marked to reflect “Urgent Materials Enclosed”)

(c)	If to the Trustee and the Trust Collateral Agent:

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311—161
Minneapolis, Minnesota 55479
Facsimile number: (612) 667-3464
Attention: AmeriCredit Automobile Receivables Trust 2005-B-M

(d)	If to the Collateral Agent:

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479
Facsimile number: (612) 667-3464
Attention: AmeriCredit Automobile Receivables Trust 2005-B-M

(e)	If to Moody’s:

Moody’s Investors Service, Inc.
ABS Monitoring Department
99 Church Street
New York, New York 10007

(f)	If to Standard & Poor’s:

Standard & Poor’s Ratings Services, a division of
The McGraw Hill Companies, Inc.
55 Water Street, 40th Floor
New York, New York 10041
Attention: Asset-Backed Surveillance Department

     A copy of each notice given hereunder to any party hereto shall also be given to (without duplication) the Insurer, the Issuer, the Trustee, the Trust Collateral Agent and the Collateral Agent. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

     Section 8.07. Term of this Agreement. This Agreement shall take effect on the Closing Date and shall continue in effect until the Distribution Date occurring immediately following the Final Termination Date. On the Distribution Date occurring immediately following the Final Termination Date and after giving effect to any withdrawals pursuant to Section 3.03, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and the Spread Account Agreement Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of the Issuer in respect of the Issuer Secured Obligations or otherwise under this Agreement, shall be released to and in favor of the Issuer;

provided that the provisions of Sections 4.06, 4.07 and 8.05 shall survive any termination of this Agreement and the release of any Spread Account Agreement Collateral upon such termination.

     Section 8.08. Assignments; Third-Party Rights; Reinsurance.

     (a) This Agreement shall be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and assigns, and (ii) inure to the benefit of and be enforceable by each Issuer Secured Party and the Collateral Agent, and by their respective successors, transferees and assigns. The Issuer may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Controlling Party.

     (b) The Insurer shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Note Policy issued in connection with the Notes, upon such terms and conditions as the Insurer in its discretion determines, and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of each party (other than the Insurer) hereunder as if such participant or reinsurer was a party hereto and, subject only to such agreement regarding such reinsurance or participation, shall have the right to enforce the obligations of each such other party directly hereunder; provided, however, that no such reinsurance or participation agreement or arrangement shall relieve the Insurer of its obligations hereunder, under the Basic Documents to which it is a party or under the Note Policy. In addition, nothing contained herein shall restrict the Insurer from assigning to any Person pursuant to any liquidity facility or credit facility any rights of the Insurer under this Agreement or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the transactions contemplated hereby.

     Section 8.09. Consent of Controlling Party. In the event that the Controlling Party’s consent is required under the terms hereof or under the terms of any Basic Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by the Controlling Party in its sole discretion.

     Section 8.10. Consents to Jurisdiction. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, any court in the state of New York located in the city and county of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Basic Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Basic Documents or the subject matter hereof or thereof may not be litigated in or by such courts. The Issuer hereby irrevocably appoints and designates Wells Fargo Bank, National Association, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process relating hereto. The Issuer agrees that service of such process upon such Person shall constitute personal service of such process upon it. Subject to Section 8.05, nothing contained in this Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Basic Documents against the Issuer or its property in the courts of any jurisdiction.

     Section 8.11. Determination of Adverse Effect. Any determination of an adverse effect on the interest of the Issuer Secured Parties or the Noteholders shall be made without consideration of the availability of funds under the Note Policy.

     Section 8.12. Headings. The headings of articles, sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

     Section 8.13. TRIAL BY JURY WAIVED. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER BASIC DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER BASIC DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

     Section 8.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 8.15. Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 8.16. Limitation of Liability.

     (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely in its capacities as Collateral Agent, Trustee and Trust Collateral Agent and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Spread Account Agreement as of the date set forth on the first page hereof.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-B-M,
as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust.

By:	/s/ Heather L. Williamson

Title:	Financial Services Officer

MBIA INSURANCE CORPORATION, as Insurer

By:	/s/ Stephanie Taylor Ciavarello

Title:	Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,
as Trust Collateral Agent and as Collateral Agent

By:	/s/ Marianna C. Stershic

Title:	Vice President

Accepted and Agreed with respect to Sections 3.06, 4.06 and 4.07:

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Susan B. Sheffield

Title:	Senior Vice President, Structured Finance

EXHIBIT A

NOTICE OF RELATED SERIES

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311—161
Minneapolis, Minnesota 55479

     Ladies and Gentlemen:

     For purposes of the Spread Account Agreement dated as of May 25, 2005 (as amended, the “Agreement”) among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-B-M, as issuer, MBIA INSURANCE CORPORATION, as insurer (the “Insurer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee, as trust collateral agent and as collateral agent (in such capacity, the “Collateral Agent”), the Insurer hereby notifies the Collateral Agent that the transaction described below is a Related Series (as defined in the Agreement).

     Related Series: [DESCRIBE TRANSACTION]

     Related Series Collateral Agent: [INSERT NAME AND NOTICE ADDRESS OF RELATED SERIES COLLATERAL AGENT].

     Related Series Spread Account Agreement: [Spread Account Agreement dated as of                     , 20___among the Insurer,                     , as issuer, and                     , as trustee, trust collateral agent and collateral agent].

     This notice is dated as of                     , 20___.

MBIA INSURANCE CORPORATION

By

Title